                                                                                                                  Exhibit 99(a)
                                                                                                                       -------------
                                        MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                                                    CAPITALIZATION SCHEDULE
                                                         (In millions)
                                                          (unaudited)

Set forth below is the capitalization of the company as of March 31, 1998:

Debt(a):
  Secured debt:
     Capital lease obligations............................                                                                   $   502
     Other secured obligations............................                                                                         8
                                                                                                                             -------
  Total secured debt......................................                                                                       510
                                                                                                                             -------
  Unsecured debt:
     Senior Notes, net....................................                                                                     1,434
     Senior Debentures, net...............................                                                                     1,383
     Commercial paper borrowings..........................                                                                     1,236
     Other unsecured debt.................................                                                                       153
     Capital lease obligations                                                                                                     6
                                                                                                                             -------
  Total unsecured debt....................................                                                                     4,212
                                                                                                                             -------
Total debt................................................                                                                   $ 4,722
                                                                                                                             -------
Company Obligated Mandatorily Redeemable Preferred
     Securities of Subsidiary Trust Holding Solely
     Junior Subordinated Deferrable Interest
     Debentures of the Company (b)........................                                                                   $   750
                                                                                                                             -------
Stockholders' equity:
     Class A common stock, $.10 par value, authorized
       500 million shares, issued 136 million shares......                                                                   $    14
     Common stock, $.10 par value, authorized 2 billion
       shares, issued 593 million shares..................                                                                        60
     Additional paid in capital...........................                                                                     6,350
     Retained earnings....................................                                                                     5,446
     Accumulated other comprehensive income                                                                                        -
     Treasury stock, at cost, 5 million shares...........                                                                      (108)
                                                                                                                             -------
Total stockholders' equity................................                                                                   $11,762
                                                                                                                             -------
Total capitalization......................................                                                                   $17,234
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(a)  For  additional   information   concerning  the  company's   capital  lease
obligations,  which are  obligations  of  subsidiaries  of the company  that are guaranteed  by the  company,  and  for  additional  information  concerning  the company's  long-term  debt,  see  Note  7 of  Notes  to  Consolidated  Financial
Statements of the company's Annual Report to Stockholders,  which is included in
Exhibit  13 to the  company's  Annual  Report  on Form  10-K for the year  ended
December 31, 1997.  Interest rates on capital lease  obligations,  on a weighted average basis, approximated 8.5% per annum at March 31, 1998.

(b) On May 29, 1996, MCI Capital I, a wholly-owned Delaware statutory business trust (Trust), issued $750 million aggregate principal amount of 8% Cumulative
Quarterly Income Preferred  Securities,  Series A (preferred  securities) due on
June 30, 2026. The Trust exists for the sole purpose of issuing the preferred securities and investing the proceeds in the company's 8% Junior Subordinated
Deferrable Interest Debentures, Series A (Subordinated Debt Securities) due June
30, 2026.
